Exhibit 14.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-13146 of Abbey National plc on Form F-3 of our report dated 25 February 2004 relating to the consolidated financial statements of Abbey National plc (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatements described in Note 62s), appearing in the Annual Report on Form 20-F of Abbey National plc for the year ended 31 December 2003.

Deloitte & Touche LLP
Chartered Accountants
London, England

8 March 2004